Exhibit 10.2


                       INDEPENDENT CONTRACTOR AGREEMENT


This Independent Contractor Agreement ("Agreement") is made as of and effective this 1st day of June, 1999, by and between KNIGHT FINANCIAL LTD., a Delaware Corporation ("Consultant") and SILVERWING SYSTEMS CORPORATION ("Company") a Nevada Corporation.

Now, therefore, Consultant and Company agree as follows:

1.   Engagement

Company hereby engages Consultant, and Consultant accepts engagement, to provide to Company the following services (the "Services"):

     a) preparation, supervision, coordination and filing of all reports required for a public company including but not limited to preparation of Form 10-SB, Share Offering Documents, Form 8-K, form 10-KSB, Form 1O-QSB, Stock Option Plans and Proxy Statements and any and all other required securities regulatory documents, forms, instructions or filings;

     b) preparation, supervision, coordination and filing of all documents, forms, reports and returns required to be filed by or on behalf of the Company and its officers, directors and shareholders to satisfy all applicable securities laws and regulations, including, without limitation, preparation and issue of news releases, public disclosure statements and documents on a timely basis;

     c) advise, coordinate and supervise all administrative aspects of operating a public company including corporate and securities compliance matters;

     d) preparation and filing of all reporting forms and insider trading reports, registrations, disclosures and notifications with all appropriate exchanges and commissions;

     e) supervising, coordinating and ensuring that all corporate and securities reporting requirements are satisfied;

     f) preparation, supervision, coordinating, filing and distribution of all reports and circulars to shareholders and annual reports and preparation of all meeting materials - annual, extraordinary and special;

     preparation and filing of all forms and documents necessary to comply with proxy rules;

     preparation of all directors resolutions and minutes of meetings of directors;

     preparation of any prospectuses or offering memoranda or similar documents;


     j)   preparation of management reports;

     k) coordinate and supervise bookkeeping for the Company and the preparation of unaudited financial statements and all financial reporting;

     l) prepare, coordinate, supervise and file all documents necessary to apply for and obtain listing for the Company on the NQB Pink Sheets and the listing of the Company on the NASD OTC Bulletin Board pursuant to the U.S. Securities and Exchange Act of 1934, as amended;

     m) monitor and supervise obtaining and compiling of all relevant information and preparing and filing timely reports. Consultant shall where necessary seek the advice or assistance of legal counsel or the Company's auditors.


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2.   Consultant's Covenant and Undertaking

Consultant covenants and agrees to prepare and file all documents, forms, instruments and filings necessary to comply with all laws and regulations and policies governing securities and corporate matters as are applicable to the Company.

It is acknowledged that Consultant is not qualified to render an opinion as to the legality of the documents produced. Where necessary, Company will obtain independent legal advice in relation to the Services it is required to provide hereunder.

3.   Consultant's Employees

Consultant covenants and agrees to engage or employ one or more individuals who have the skills, knowledge, qualifications and experience to provide the Services. Consultant represents and warrants that Robert Knight is such an individual and that he will be one of the individuals providing the Services on behalf of the Consultant to the Company.

4.   Term

Consultant shall provide the Services to the Company pursuant to this Agreement for a term commencing on the date of the closing of that certain Plan and Agreement of Reorganization among the Company, Advertain On-Line Canada Inc. and A Cage and ending on December 31, 1999. Company will have the option to extend the term of the agreement for an additional six months under the same terms and conditions as set forth herein.

5.   Place of Work

Consultant shall render the Services primarily at Consultant's offices, but will, upon request, provide the Services at the Company's offices or such other place or places as may be reasonably requested by Company and as is appropriate or necessary for the performance of the particular Services.

6.   Time

Consultant's daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit, intent and purpose of this Agreement and the Services required of the Consultant.

7.   Payment

Company shall pay Consultant the amount of Three Thousand (USD$3,000) United States Dollars per month for the Services performed pursuant to this Agreement Consultant shall bear all of Consultant's expenses incurred in the performance of this Agreement and the Company shall have no liability therefor.

8.   Covenant Not To Compete

During the term of this Agreement and for a period of two (2) years thereafter, Consultant shall not, directly or indirectly, either for his own account, or as a partner, shareholder, officer, director, employee, agent or otherwise, own, manage, operate, control, be employed by, participate in, consult with, perform services for, or otherwise be connected with any business the same as or similar to the business conducted by Company. In the event any of the provisions of this
Section 8 are determined to be invalid by reason of their scope or duration, this Section 8 shall be deemed modified to the extent required to cure the invalidity. In the event of a breach, or a threatened breach, of this Section 8, the Company shall be entitled to obtain an injunction restraining the commitments or continuance of the breach, as well as any other legal or equitable remedies permitted by law.

9.   Confidentiality

During the term of this Agreement, and thereafter for a period of two (2) years, Consultant shall not, without the prior written consent of the Company, disclose to anyone any Confidential Information. "Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawings, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

     a)   is disclosed by Company without restriction; and

     b)   becomes publicly available through no act of Consultant.

10.  Termination

A.   This Agreement may be terminated by Company as follows:


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     i)   if Consultant is unable to provide the Services by reason by temporary or permanent illness, disability, incapacity or death of Robert Knight or for any other reason whatsoever;

     ii)  breach or default of any obligation of Consultant pursuant to Section
          8. Covenant Not To Compete, or Section 9, Confidentiality, of this Agreement; or

     iii) breach or default by Consultant of any other obligation or covenant in this Agreement, which breach or default is not cured within five (5) days of written notice from Company.

B.   Consultant may terminate this Agreement as follows:

     i) breach or default of any material obligation of the Company, which breach or default is not cured within five (5) days of written notice from Consultant; or

     ii) if Company files for protection under the federal bankruptcy laws, or any bankruptcy petition or petition for receiver is commenced by a third party against Company, any of the foregoing of which remains undismissed for a period of sixty (60) days.

11.  Independent Contractor

Consultant is and throughout this Agreement shall be independent contractor and not an employee, partner or agent of Company. Consultant shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care benefits or sick pay. Company shall not be responsible for withholding income, other taxes or statutory deductions from the payment made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement. Consultant shall indemnify Company in the event that Company is liable for any taxes, statutory deductions, interest, fines or penalties for failure to withhold taxes or statutory deductions.

12.  Tools and Supplies

Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.

13.  Indemnity

Consultant covenants and agrees to indemnify and save harmless the Company from any and all liabilities, losses, claims, costs or expenses arising from the breach or default of any obligation or covenant of Consultant pursuant to this Agreement.

14.  Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

15.  Headings

The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

16.  Final Agreement

This Agreement constitutes the final undertaking and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

17.  Notices

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

If to Consultant:


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Knight Financial Ltd.
114 W. Magnolia Street, Suite 446
Bellingham, WA. 98225

Attention:        Mr. Robert Knight

If to Company:

Silverwing Systems Corporation
114 W. Magnolia Street, Suite 446
Bellingham, WA. 98225

Attention:        Mr. A Cage


And to:


Owen, Bird
2900 - 595 Burrard Street
Vancouver, B.C. V7X 1J5
Attention:        Ms. Josephine M. Nadel And to:


Silverwing Systems Corporation
do Advertain On-Line Canada Inc.
3rd Floor, 341 Water Street
Vancouver, B.C.
V6B 1B8

Attention:        Mr. A Cage


18   Severability

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

KNIGHT FINANCIAL LTD.


By:  /s/ Robert Knight
------------------------
Robert Knight, President

SILVERWING SYSTEMS CORPORATION


By:  /s/ A Cage
--------------------
Authorized Signatory